Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our report dated June 19, 2009 on The Shaw Group Inc. 401(k) Plan for Certain Hourly Employees’ (the Plan) financial statements as of December 31, 2008 and for the year ended December 31, 2008 included in the 2009 Annual Report on Form 11-K of the Plan into The Shaw Group Inc.’s Registration Statement on Form S-8 (SEC File No. 333-160557).
/s/ Hannis T. Bourgeois, LLP
Hannis T. Bourgeois, LLP
Baton Rouge, Louisiana
June 29, 2010